Exhibit 99.1

NASDAQ: WASH
Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: July 22, 2019
FOR IMMEDIATE RELEASE

Washington Trust Reports Second Quarter 2019 Earnings

WESTERLY, R.I., July 22, 2019 (PR NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq:WASH), parent company of The Washington Trust Company, today announced second quarter 2019 net income of $17.3 million, or $0.99 per diluted share, compared to net income of $17.5 million, or $1.00 per diluted share, reported for the first quarter of 2019.

“Washington Trust’s second quarter earnings reflect our success at generating revenues from our diversified business model,” stated Edward O. Handy III, Chairman and Chief Executive Officer.  “We continue to see positive results from our key business lines, despite a competitive and challenging economic environment.”

Selected highlights for the second quarter of 2019 include:

•	Returns on average equity and average assets were 14.58% and 1.34%, respectively.

•	Mortgage banking revenues were $3.6 million, up by $994 thousand, or 38%, from the preceding quarter.

•	Total loans amounted to $3.7 billion, down by $8.1 million from the preceding quarter. Total loans were up by $240 million, or 7%, from the balance at June 30, 2018.

•	Total deposits amounted to $3.5 billion, up by $362 thousand from the preceding quarter. Total deposits were up by $183 million, or 6%, from the balance at June 30, 2018.

•	In June, Washington Trust declared a quarterly dividend of 51 cents per share, representing a 4 cent per share, or 9%, increase over the preceding quarter.
Net Interest Income
Net interest income was $33.9 million for the second quarter of 2019, down by $726 thousand, or 2%, from the first quarter of 2019. The net interest margin was 2.81% for the second quarter, down by 12 basis points from 2.93% reported in the preceding quarter. Income associated with loan payoffs and prepayment penalties, which is included in net interest income, was modest at $37 thousand in the second quarter and $49 thousand in the preceding quarter.

Washington Trust
July 22, 2019

Significant linked quarter changes included:

•
Average interest-earning assets increased by $56 million, including an increase of $32 million in average commercial loans. The yield on interest-earning assets for the second quarter was 4.18%, down by 6 basis points from the preceding quarter. The yield was impacted by lower market interest rates.

•
Average interest-bearing liabilities increased by $45 million, including an increase of $57 million in average wholesale funding balances (wholesale brokered time deposits and Federal Home Loan Bank advances), partially offset by a $12 million decline in average in-market deposits. The cost of interest-bearing liabilities for the second quarter was 1.68%, up by 8 basis points from the preceding quarter. This increase largely reflected higher rates paid on wholesale funding sources and promotional certificates of deposit.

Noninterest Income
Noninterest income totaled $16.8 million for the second quarter of 2019, up by $1.4 million, or 9%, from the first quarter of 2019. Significant linked quarter changes included:

•
Wealth management revenues were $9.5 million for the second quarter of 2019, up by $297 thousand, or 3%, on a linked quarter basis, consisting of increases of $220 thousand in asset-based revenues and $77 thousand in transaction-based revenues. Wealth management assets under administration stood at $6.5 billion at June 30, 2019, up by $128.8 million, or 2%, from the balance at March 31, 2019. The average balance of wealth management assets under administration for the second quarter of 2019 increased by 3% from the average balance in the preceding quarter. Both the increase in asset-based revenues and wealth management assets under administration were attributable to financial market appreciation.

In late June, two client-facing senior counselors in our Weston Financial Group subsidiary left the firm. As a result, Washington Trust could experience an increased level of client asset outflows in upcoming months.

•
Mortgage banking revenues totaled $3.6 million for the second quarter of 2019, up by $994 thousand, or 38%, from the preceding quarter. Mortgage loans sold in the secondary market amounted to $137.4 million for the second quarter of 2019, an increase of $45.3 million, or 49%, compared to the preceding quarter.

Noninterest Expenses
Noninterest expenses totaled $28.2 million for the second quarter of 2019, up by $1.2 million, or 4%, from the first quarter of 2019. The linked quarter change reflected increases of $817 thousand in salaries and employee benefits expense and $286 thousand in advertising and promotion costs. The increase in salaries and employee benefits expense from the preceding quarter reflected increased commissions expense due to an increase in mortgage banking activities. The linked quarter increase in advertising and promotion costs was largely due to the timing of promotional activities.

Income tax expense totaled $4.7 million for the second quarter of 2019, down by $180 thousand from the preceding quarter. The effective tax rate for the second quarter of 2019 was 21.3%, compared to 21.7% for the preceding quarter. Based on current federal and applicable state income tax statutes, the Corporation currently expects its 2019 effective tax rate to be 21.6%.

Washington Trust
July 22, 2019

Investment Securities
The securities portfolio totaled $969 million at June 30, 2019, down by $26 million from the balance at March 31, 2019. The decrease was primarily due to routine principal pay-downs on mortgage-backed securities, partially offset by an increase in the fair value of available for sale debt securities. Investment securities represented 19% of total assets at both June 30, 2019 and March 31, 2019.

Loans
Total loans amounted to $3.7 billion at June 30, 2019, down by $8 million from the end of the preceding quarter. The commercial real estate portfolio increased by $19 million, while the commercial and industrial portfolio declined by $27 million, from the end of the prior quarter. Commercial loan originations and advances totaled $107 million in the second quarter of 2019, offset by payoffs and paydowns totaling $113 million during the period. The residential real estate loan portfolio decreased by $7 million from the end of the first quarter of 2019 and consumer loan portfolio increased by $6 million from the balance at March 31, 2019.

Deposits and Borrowings
Total deposits amounted to $3.5 billion at June 30, 2019, unchanged from the end of the preceding quarter. Excluding the balances of wholesale brokered time deposits, total in-market deposits were up by $1 million. Federal Home Loan Bank advances amounted to $1.1 billion at June 30, 2019, up by $5 million from the balance at March 31, 2019.

Asset Quality
Total nonaccrual loans amounted to $12.9 million, or 0.34% of total loans, at June 30, 2019, compared to $12.4 million, or 0.33% of total loans, at March 31, 2019. Total past due loans amounted to $17.9 million, or 0.48% of total loans, at June 30, 2019, compared to $14.7 million, or 0.39% of total loans, at March 31, 2019. The increase in past due loans was largely due to one commercial real estate loan with a carrying value of $2.7 million that went delinquent in the second quarter of 2019. This loan returned to current status in early July 2019.

A loan loss provision totaling $525 thousand was recognized in the second quarter of 2019, compared to a loan loss provision of $650 thousand recognized in the preceding quarter. These provisions were based on management's assessment of loss exposure, as well as loan loss allocations commensurate with changes in the loan portfolio. Net charge-offs totaled $771 thousand in the second quarter and were largely attributable to one residential real estate relationship. Net charge-offs were $78 thousand in the preceding quarter. The allowance for loan losses amounted to $27.4 million, or 0.73% of total loans, at June 30, 2019, compared to $27.6 million, or 0.74% of total loans, at March 31, 2019.

Capital and Dividends
Total shareholders' equity was $484 million at June 30, 2019, up by $14.4 million from March 31, 2019. This increase included net income of $17.3 million and an increase of $5.6 million in the accumulated other comprehensive income component of shareholders' equity reflecting an increase in the fair value of available for sale debt securities, partially offset by $8.9 million in dividend declarations in the second quarter. The Board of Directors declared a quarterly dividend of 51 cents per share for the quarter ended June 30, 2019, an increase of 4 cents per share, or 9%, over the preceding quarter. The dividend was paid on July 12, 2019 to shareholders of record on July 1, 2019.

Washington Trust
July 22, 2019

Capital levels at June 30, 2019 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 12.80% at June 30, 2019, compared to 12.59% at March 31, 2019. Book value per share amounted to $27.93 at June 30, 2019, compared to $27.15 at March 31, 2019.

Conference Call
Washington Trust will host a conference call to discuss its second quarter results, business highlights and outlook on Tuesday, July 23, 2019 at 8:30 a.m. (Eastern Time). Individuals may dial in to the call at 1-888-317-6016. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-877-344-7529 and entering the Replay PIN Number 10132712; the audio replay will be available through August 5, 2019. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's web site, http://ir.washtrust.com, and will be available through September 30, 2019.

Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company. Founded in 1800, Washington Trust is the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast's premier financial services companies. Washington Trust offers a full range of financial services, including commercial banking, mortgage banking, personal banking and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on NASDAQ under the symbol WASH. Investor information is available on the Corporation’s web site at http://ir.washtrust.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements”. We may also make forward-looking statements in other documents we file with the SEC, in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: weakness in national, regional or international economic conditions or conditions affecting the banking or financial services industries or financial capital markets; volatility in national and international financial markets; reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits; reductions in the market value or outflows of wealth management assets under administration; changes in the value of securities and other assets; reductions in loan demand; changes in loan collectibility, default and charge-off rates; changes in the size and nature of our competition; changes in legislation or regulation and accounting principles, policies and guidelines; occurrences of cyberattacks, hacking and identity theft; natural disasters; and changes in the assumptions used in making such forward-looking statements. In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this report, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Assets:
Cash and due from banks	$115,904	$88,242	$89,923	$72,934	$132,068
Short-term investments	3,910	3,317	3,552	2,917	2,624
Mortgage loans held for sale, at fair value	39,996	14,608	20,996	22,571	35,207
Securities:
Available for sale debt securities, at fair value	969,168	994,881	927,810	812,647	776,693
Held to maturity debt securities, at amortized cost	—	—	10,415	10,863	11,412
Total securities	969,168	994,881	938,225	823,510	788,105
Federal Home Loan Bank stock, at cost	49,759	48,025	46,068	44,525	46,281
Loans:
Total loans	3,730,339	3,738,469	3,680,360	3,556,203	3,490,230
Less allowance for loan losses	27,398	27,644	27,072	26,509	26,174
Net loans	3,702,941	3,710,825	3,653,288	3,529,694	3,464,056
Premises and equipment, net	29,302	29,822	29,005	28,195	28,377
Operating lease right-of-use assets	28,174	28,249	—	—	—
Investment in bank-owned life insurance	81,351	80,786	80,463	79,891	79,319
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	7,684	7,923	8,162	8,400	8,645
Other assets	97,574	84,142	77,175	94,126	88,651
Total assets	$5,189,672	$5,154,729	$5,010,766	$4,770,672	$4,737,242
Liabilities:
Deposits:
Noninterest-bearing deposits	$587,326	$577,319	$603,216	$611,829	$577,656
Interest-bearing deposits	2,917,296	2,926,941	2,920,832	2,802,519	2,743,955
Total deposits	3,504,622	3,504,260	3,524,048	3,414,348	3,321,611
Federal Home Loan Bank advances	1,060,960	1,056,129	950,722	828,392	901,053
Junior subordinated debentures	22,681	22,681	22,681	22,681	22,681
Operating lease liabilities	30,210	30,187	—	—	—
Other liabilities	86,994	71,629	65,131	77,342	70,326
Total liabilities	4,705,467	4,684,886	4,562,582	4,342,763	4,315,671
Shareholders’ Equity:
Common stock	1,083	1,082	1,081	1,081	1,080
Paid-in capital	121,115	120,743	119,888	119,220	118,883
Retained earnings	373,873	365,521	355,524	346,685	336,670
Accumulated other comprehensive loss	(11,866)	(17,503)	(28,309)	(39,077)	(35,062)
Total shareholders’ equity	484,205	469,843	448,184	427,909	421,571
Total liabilities and shareholders’ equity	$5,189,672	$5,154,729	$5,010,766	$4,770,672	$4,737,242

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars and shares in thousands, except per share amounts)
	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Jun 30, 2019	Jun 30, 2018
Interest income:
Interest and fees on loans	$42,138	$41,744	$40,299	$38,493	$36,788	$83,882	$71,140
Interest on mortgage loans held for sale	288	180	289	384	313	468	539
Taxable interest on debt securities	7,006	7,226	5,957	5,383	5,358	14,232	10,476
Nontaxable interest on debt securities	8	9	9	9	20	17	43
Dividends on Federal Home Loan Bank stock	720	695	669	634	550	1,415	1,066
Other interest income	399	340	294	261	257	739	462
Total interest and dividend income	50,559	50,194	47,517	45,164	43,286	100,753	83,726
Interest expense:
Deposits	9,469	8,696	7,953	6,546	5,254	18,165	9,676
Federal Home Loan Bank advances	6,980	6,661	5,446	4,937	4,707	13,641	8,690
Junior subordinated debentures	252	253	240	232	214	505	397
Total interest expense	16,701	15,610	13,639	11,715	10,175	32,311	18,763
Net interest income	33,858	34,584	33,878	33,449	33,111	68,442	64,963
Provision for loan losses	525	650	800	350	400	1,175	400
Net interest income after provision for loan losses	33,333	33,934	33,078	33,099	32,711	67,267	64,563
Noninterest income:
Wealth management revenues	9,549	9,252	9,012	9,454	9,602	18,801	19,875
Mortgage banking revenues	3,640	2,646	1,978	2,624	2,941	6,286	5,779
Card interchange fees	1,018	997	977	983	961	2,015	1,808
Service charges on deposit accounts	929	875	977	885	903	1,804	1,766
Loan related derivative income	746	724	1,374	278	668	1,470	809
Income from bank-owned life insurance	566	649	572	572	537	1,215	1,052
Net realized losses on securities	(80)	—	—	—	—	(80)	—
Other income	385	224	273	419	381	609	647
Total noninterest income	16,753	15,367	15,163	15,215	15,993	32,120	31,736
Noninterest expense:
Salaries and employee benefits	18,436	17,619	16,918	17,283	17,304	36,055	35,076
Outsourced services	2,518	2,606	2,510	1,951	2,350	5,124	4,223
Net occupancy	1,904	1,998	1,946	2,013	1,930	3,902	3,932
Equipment	1,028	1,011	983	1,080	1,069	2,039	2,249
Legal, audit and professional fees	664	534	587	559	555	1,198	1,281
FDIC deposit insurance costs	540	429	376	410	422	969	826
Advertising and promotion	525	239	460	440	329	764	506
Amortization of intangibles	239	239	239	245	247	478	495
Change in fair value of contingent consideration	—	—	(187)	—	—	—	—
Other expenses	2,297	2,289	2,850	2,081	2,082	4,586	4,830
Total noninterest expense	28,151	26,964	26,682	26,062	26,288	55,115	53,418
Income before income taxes	21,935	22,337	21,559	22,252	22,416	44,272	42,881
Income tax expense	4,662	4,842	4,523	4,741	4,742	9,504	8,996
Net income	$17,273	$17,495	$17,036	$17,511	$17,674	$34,768	$33,885

Net income available to common shareholders	$17,238	$17,461	$17,004	$17,475	$17,636	$34,699	$33,809

Weighted average common shares outstanding:
Basic	17,330	17,304	17,297	17,283	17,272	17,317	17,253
Diluted	17,405	17,401	17,385	17,382	17,387	17,403	17,384
Earnings per common share:
Basic	$0.99	$1.01	$0.98	$1.01	$1.02	$2.00	$1.96
Diluted	$0.99	$1.00	$0.98	$1.01	$1.01	$1.99	$1.94

Cash dividends declared per share	$0.51	$0.47	$0.47	$0.43	$0.43	$0.98	$0.86

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars and shares in thousands, except per share amounts)

	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Share and Equity Related Data:
Book value per share	$27.93	$27.15	$25.90	$24.75	$24.40
Tangible book value per share - Non-GAAP (1)	$23.80	$23.00	$21.74	$20.57	$20.20
Market value per share	$52.18	$48.15	$47.53	$55.30	$58.10
Shares issued and outstanding at end of period	17,336	17,305	17,302	17,290	17,278

Capital Ratios (2):
Tier 1 risk-based capital	12.06%	11.84%	11.81%	12.00%	11.84%
Total risk-based capital	12.80%	12.59%	12.56%	12.77%	12.61%
Tier 1 leverage ratio	8.76%	8.69%	8.89%	8.91%	8.87%
Common equity tier 1	11.46%	11.25%	11.20%	11.37%	11.20%

Balance Sheet Ratios:
Equity to assets	9.33%	9.11%	8.94%	8.97%	8.90%
Tangible equity to tangible assets - Non-GAAP (1)	8.06%	7.83%	7.62%	7.57%	7.48%
Loans to deposits (3)	106.8%	106.3%	104.3%	104.0%	105.3%

						For the Six Months Ended
	For the Three Months Ended
	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Jun 30, 2019	Jun 30, 2018
Performance Ratios (4):
Net interest margin (5)	2.81%	2.93%	2.95%	2.99%	3.05%	2.87%	3.04%
Return on average assets (net income divided by average assets)	1.34%	1.39%	1.40%	1.47%	1.53%	1.37%	1.49%
Return on average tangible assets - Non-GAAP (1)	1.36%	1.41%	1.42%	1.49%	1.56%	1.39%	1.52%
Return on average equity (net income available for common shareholders divided by average equity)	14.58%	15.52%	15.61%	16.26%	16.99%	15.04%	16.48%
Return on average tangible equity - Non-GAAP (1)	17.17%	18.43%	18.75%	19.59%	20.58%	17.78%	20.00%
Efficiency ratio (6)	55.6%	54.0%	54.4%	53.6%	53.5%	54.8%	55.2%

(1)	See the section labeled “SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures” at the end of this document.

(2)	Estimated for June 30, 2019 and actuals for prior periods.

(3)	Period-end balances of net loans and mortgage loans held for sale as a percentage of total deposits.

(4)	Annualized based on the actual number of days in the period.

(5)	Fully taxable equivalent (FTE) net interest income as a percentage of average-earnings assets.

(6)	Total noninterest expense as percentage of total revenues (net interest income and noninterest income).

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands)

	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Jun 30, 2019	Jun 30, 2018
Wealth Management Results
Wealth Management Revenues:
Asset-based revenues	$9,141	$8,921	$8,930	$9,322	$9,136	$18,062	$19,091
Transaction-based revenues	408	331	82	132	466	739	784
Total wealth management revenues	$9,549	$9,252	$9,012	$9,454	$9,602	$18,801	$19,875

Assets Under Administration (AUA):
Balance at beginning of period	$6,350,128	$5,910,814	$6,462,340	$6,220,155	$6,343,720	$5,910,814	$6,714,637
Net investment appreciation (depreciation) & income	222,489	520,057	(534,847)	232,245	133,450	742,546	101,426
Net client asset flows	(93,727)	(80,743)	(16,679)	9,940	(257,015)	(174,470)	(595,908)
Balance at end of period	$6,478,890	$6,350,128	$5,910,814	$6,462,340	$6,220,155	$6,478,890	$6,220,155

Percentage of AUA that are managed assets	91%	91%	90%	91%	92%	91%	92%

Mortgage Banking Results
Mortgage Banking Revenues:
Gains & commissions on loan sales, net (1)	$3,523	$2,474	$1,798	$2,485	$2,786	$5,997	$5,465
Loan servicing fee income, net (2)	117	172	180	139	155	289	314
Total mortgage banking revenues	$3,640	$2,646	$1,978	$2,624	$2,941	$6,286	$5,779

Residential Mortgage Loan Originations:
Originations for retention in portfolio	$69,736	$51,697	$58,515	$80,751	$128,479	$121,433	$196,319
Originations for sale to secondary market (3)	162,123	85,826	96,792	119,832	122,693	247,949	210,413
Total mortgage loan originations	$231,859	$137,523	$155,307	$200,583	$251,172	$369,382	$406,732

Residential Mortgage Loans Sold:
Sold with servicing rights retained	$18,292	$9,490	$16,577	$24,422	$24,367	$27,782	$57,942
Sold with servicing rights released (3)	119,122	82,589	81,985	107,694	81,054	201,711	144,319
Total mortgage loans sold	$137,414	$92,079	$98,562	$132,116	$105,421	$229,493	$202,261

(1)
Includes gains on loan sales, commissions on loans originated for others, servicing right gains, fair value adjustments on mortgage loans held for sale, and fair value adjustments and gains on forward loan commitments.

(2)	Represents loan servicing fee income, net of servicing right amortization and valuation adjustments.

(3)	Includes brokered loans.

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN AND DEPOSIT COMPOSITION
(Unaudited; Dollars in thousands)

	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Loans:
Commercial real estate (1)	$1,482,836	$1,463,682	$1,392,408	$1,240,350	$1,218,643
Commercial & industrial	583,873	610,608	620,704	656,882	632,029
Total commercial	2,066,709	2,074,290	2,013,112	1,897,232	1,850,672

Residential real estate (2)	1,352,113	1,359,072	1,360,387	1,349,340	1,327,418

Home equity	288,078	279,938	280,626	282,331	283,744
Other	23,439	25,169	26,235	27,300	28,396
Total consumer	311,517	305,107	306,861	309,631	312,140
Total loans	$3,730,339	$3,738,469	$3,680,360	$3,556,203	$3,490,230

(1)	Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.

(2)	Residential real estate loans consist of mortgage and homeowner construction loans secured by one- to four-family residential properties.

	June 30, 2019		December 31, 2018
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Rhode Island	$384,603	26%	$377,249	27%
Connecticut	603,036	41	570,116	41
Massachusetts	407,350	27	356,615	26
Subtotal	1,394,989	94	1,303,980	94
All other states	87,847	6	88,428	6
Total commercial real estate loans	$1,482,836	100%	$1,392,408	100%

Residential Real Estate Loans by Property Location:
Rhode Island	$347,406	26%	$352,141	26%
Connecticut	144,664	11	141,775	10
Massachusetts	844,024	62	849,435	63
Subtotal	1,336,094	99	1,343,351	99
All other states	16,019	1	17,036	1
Total residential real estate loans	$1,352,113	100%	$1,360,387	100%

	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Deposits:
Noninterest-bearing demand deposits	$587,326	$577,319	$603,216	$611,829	$577,656
Interest-bearing demand deposits	128,355	162,598	178,733	151,322	136,640
NOW accounts	484,615	471,682	466,568	468,578	481,905
Money market accounts	654,719	644,949	646,878	650,976	604,954
Savings accounts	365,069	371,248	373,545	372,425	375,983
Time deposits (in-market)	801,501	792,470	778,105	715,635	698,286
In-market deposits	3,021,585	3,020,266	3,047,045	2,970,765	2,875,424
Wholesale brokered time deposits	483,037	483,994	477,003	443,583	446,187
Total deposits	$3,504,622	$3,504,260	$3,524,048	$3,414,348	$3,321,611

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)

	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Asset Quality Ratios:
Nonperforming assets to total assets	0.29%	0.28%	0.28%	0.29%	0.32%
Nonaccrual loans to total loans	0.34%	0.33%	0.32%	0.30%	0.34%
Total past due loans to total loans	0.48%	0.39%	0.37%	0.38%	0.48%
Allowance for loan losses to nonaccrual loans	212.93%	223.57%	231.25%	245.25%	222.85%
Allowance for loan losses to total loans	0.73%	0.74%	0.74%	0.75%	0.75%

Nonperforming Assets:
Commercial real estate	$926	$926	$925	$—	$—
Commercial & industrial	—	—	—	122	397
Total commercial	926	926	925	122	397
Residential real estate	10,610	10,032	9,346	9,063	10,206
Home equity	1,243	1,407	1,436	1,624	1,133
Other consumer	88	—	—	—	9
Total consumer	1,331	1,407	1,436	1,624	1,142
Total nonaccrual loans	12,867	12,365	11,707	10,809	11,745
Other real estate owned	2,142	2,142	2,142	2,974	3,206
Total nonperforming assets	$15,009	$14,507	$13,849	$13,783	$14,951

Past Due Loans (30 days or more past due):
Commercial real estate	$3,670	$926	$1,080	$931	$—
Commercial & industrial	1	1	—	142	2,851
Total commercial	3,671	927	1,080	1,073	2,851
Residential real estate	11,237	10,849	10,520	9,398	11,243
Home equity	2,904	2,911	1,989	2,939	2,585
Other consumer	102	13	33	109	16
Total consumer	3,006	2,924	2,022	3,048	2,601
Total past due loans	$17,914	$14,700	$13,622	$13,519	$16,695

Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$8,581	$8,563	$8,613	$6,425	$8,575

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)
	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Jun 30, 2019	Jun 30, 2018
Nonaccrual Loan Activity:
Balance at beginning of period	$12,365	$11,707	$10,809	$11,745	$10,521	$11,707	$15,211
Additions to nonaccrual status	1,620	1,924	2,918	2,179	2,457	3,544	3,667
Loans returned to accruing status	(118)	(855)	(1,500)	(361)	(475)	(973)	(819)
Loans charged-off	(819)	(103)	(298)	(96)	(103)	(922)	(793)
Loans transferred to other real estate owned	—	—	—	—	—	—	(3,074)
Payments, payoffs and other changes	(181)	(308)	(222)	(2,658)	(655)	(489)	(2,447)
Balance at end of period	$12,867	$12,365	$11,707	$10,809	$11,745	$12,867	$11,745

Allowance for Loan Losses:
Balance at beginning of period	$27,644	$27,072	$26,509	$26,174	$25,864	$27,072	$26,488
Provision charged to earnings	525	650	800	350	400	1,175	400
Charge-offs	(819)	(103)	(298)	(96)	(103)	(922)	(793)
Recoveries	48	25	61	81	13	73	79
Balance at end of period	$27,398	$27,644	$27,072	$26,509	$26,174	$27,398	$26,174

Net Loan Charge-Offs (Recoveries):
Commercial real estate	$—	$—	$—	$—	$—	$—	$602
Commercial & industrial	(16)	6	(13)	(70)	(3)	(10)	(26)
Total commercial	(16)	6	(13)	(70)	(3)	(10)	576
Residential real estate	486	—	156	68	5	486	5
Home equity	289	48	65	(2)	73	337	101
Other consumer	12	24	29	19	15	36	32
Total consumer	301	72	94	17	88	373	133
Total	$771	$78	$237	$15	$90	$849	$714

Net charge-offs to average loans (annualized)	0.08%	0.01%	0.03%	—%	0.01%	0.05%	0.04%

The following table presents average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent basis using the statutory federal income tax rate adjusted for applicable state income taxes net of the related federal tax benefit. Unrealized gains (losses) on available for sale securities and fair value adjustments on mortgage loans held for sale are excluded from the average balance and yield calculations. Nonaccrual loans, as well as interest recognized on these loans, are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Three Months Ended	June 30, 2019			March 31, 2019			Quarter Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$72,976	$399	2.19%	$56,359	$340	2.45%	$16,617	$59	(0.26)%
Mortgage loans held for sale	28,532	288	4.05	16,587	180	4.40	11,945	108	(0.35)
Taxable debt securities	996,590	7,006	2.82	1,000,911	7,226	2.93	(4,321)	(220)	(0.11)
Nontaxable debt securities	805	11	5.48	935	10	4.34	(130)	1	1.14
Total securities	997,395	7,017	2.82	1,001,846	7,236	2.93	(4,451)	(219)	(0.11)
FHLB stock	49,574	720	5.83	46,988	695	6.00	2,586	25	(0.17)
Commercial real estate	1,468,382	17,509	4.78	1,425,225	16,879	4.80	43,157	630	(0.02)
Commercial & industrial	606,835	7,482	4.95	618,364	7,544	4.95	(11,529)	(62)	—
Total commercial	2,075,217	24,991	4.83	2,043,589	24,423	4.85	31,628	568	(0.02)
Residential real estate	1,350,865	13,606	4.04	1,357,835	13,765	4.11	(6,970)	(159)	(0.07)
Home equity	284,195	3,579	5.05	278,581	3,564	5.19	5,614	15	(0.14)
Other	24,189	292	4.84	25,629	316	5.00	(1,440)	(24)	(0.16)
Total consumer	308,384	3,871	5.03	304,210	3,880	5.17	4,174	(9)	(0.14)
Total loans	3,734,466	42,468	4.56	3,705,634	42,068	4.60	28,832	400	(0.04)
Total interest-earning assets	4,882,943	50,892	4.18	4,827,414	50,519	4.24	55,529	373	(0.06)
Noninterest-earning assets	288,619			268,689			19,930
Total assets	$5,171,562			$5,096,103			$75,459
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$129,334	$624	1.94%	$165,911	$686	1.68%	($36,577)	($62)	0.26%
NOW accounts	462,217	75	0.07	454,868	84	0.07	7,349	(9)	—
Money market accounts	659,021	1,831	1.11	646,250	1,609	1.01	12,771	222	0.10
Savings accounts	366,449	71	0.08	369,219	61	0.07	(2,770)	10	0.01
Time deposits (in-market)	796,606	3,992	2.01	789,378	3,727	1.91	7,228	265	0.10
Total interest-bearing in-market deposits	2,413,627	6,593	1.10	2,425,626	6,167	1.03	(11,999)	426	0.07
Wholesale brokered time deposits	507,376	2,876	2.27	473,799	2,529	2.16	33,577	347	0.11
Total interest-bearing deposits	2,921,003	9,469	1.30	2,899,425	8,696	1.22	21,578	773	0.08
FHLB advances	1,050,660	6,980	2.66	1,027,285	6,661	2.63	23,375	319	0.03
Junior subordinated debentures	22,681	252	4.46	22,681	253	4.52	—	(1)	(0.06)
Total interest-bearing liabilities	3,994,344	16,701	1.68	3,949,391	15,610	1.60	44,953	1,091	0.08
Noninterest-bearing demand deposits	608,099			607,033			1,066
Other liabilities	94,766			83,438			11,328
Shareholders' equity	474,353			456,241			18,112
Total liabilities and shareholders' equity	$5,171,562			$5,096,103			$75,459
Net interest income (FTE)		$34,191			$34,909			($718)
Interest rate spread			2.50%			2.64%			(0.14)%
Net interest margin			2.81%			2.93%			(0.12)%
Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Three Months Ended	Jun 30, 2019	Mar 31, 2019	Quarter Change
Commercial loans	$330	$324	$6
Nontaxable debt securities	3	1	2
Total	$333	$325	$8

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Six Months Ended	June 30, 2019			June 30, 2018			Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$64,713	$739	2.30%	$54,649	$462	1.70%	$10,064	$277	0.60%
Mortgage loans for sale	22,588	468	4.18	27,329	539	3.98	(4,741)	(71)	0.20
Taxable debt securities	998,738	14,232	2.87	813,193	10,476	2.60	185,545	3,756	0.27
Nontaxable debt securities	870	21	4.87	2,154	55	5.15	(1,284)	(34)	(0.28)
Total securities	999,608	14,253	2.88	815,347	10,531	2.60	184,261	3,722	0.28
FHLB stock	48,288	1,415	5.91	42,116	1,066	5.10	6,172	349	0.81
Commercial real estate	1,446,923	34,388	4.79	1,222,136	25,809	4.26	224,787	8,579	0.53
Commercial & industrial	612,568	15,026	4.95	615,698	14,392	4.71	(3,130)	634	0.24
Total commercial	2,059,491	49,414	4.84	1,837,834	40,201	4.41	221,657	9,213	0.43
Residential real estate	1,354,330	27,371	4.08	1,251,904	24,355	3.92	102,426	3,016	0.16
Home equity	281,404	7,142	5.12	285,684	6,439	4.55	(4,280)	703	0.57
Other	24,905	609	4.93	30,188	729	4.87	(5,283)	(120)	0.06
Total consumer	306,309	7,751	5.10	315,872	7,168	4.58	(9,563)	583	0.52
Total loans	3,720,130	84,536	4.58	3,405,610	71,724	4.25	314,520	12,812	0.33
Total interest-earning assets	4,855,327	101,411	4.21	4,345,051	84,322	3.91	510,276	17,089	0.30
Noninterest-earning assets	278,714			234,485			44,229
Total assets	$5,134,041			$4,579,536			$554,505
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$147,522	$1,311	1.79%	$83,368	$129	0.31%	$64,154	$1,182	1.48%
NOW accounts	458,563	159	0.07	455,036	111	0.05	3,527	48	0.02
Money market accounts	652,671	3,440	1.06	691,245	1,840	0.54	(38,574)	1,600	0.52
Savings accounts	367,826	131	0.07	371,873	114	0.06	(4,047)	17	0.01
Time deposits (in-market)	793,012	7,719	1.96	640,548	4,085	1.29	152,464	3,634	0.67
Total interest-bearing in-market deposits	2,419,594	12,760	1.06	2,242,070	6,279	0.56	177,524	6,481	0.50
Wholesale brokered time deposits	490,680	5,405	2.22	419,738	3,397	1.63	70,942	2,008	0.59
Total interest-bearing deposits	2,910,274	18,165	1.26	2,661,808	9,676	0.73	248,466	8,489	0.53
FHLB advances	1,039,037	13,641	2.65	843,033	8,690	2.08	196,004	4,951	0.57
Junior subordinated debentures	22,681	505	4.49	22,681	397	3.53	—	108	0.96
Total interest-bearing liabilities	3,971,992	32,311	1.64	3,527,522	18,763	1.07	444,470	13,548	0.57
Noninterest-bearing demand deposits	607,569			579,379			28,190
Other liabilities	89,133			58,926			30,207
Shareholders' equity	465,347			413,709			51,638
Total liabilities and shareholders' equity	$5,134,041			$4,579,536			$554,505
Net interest income (FTE)		$69,100			$65,559			$3,541
Interest rate spread			2.57%			2.84%			(0.27)%
Net interest margin			2.87%			3.04%			(0.17)%
Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Six Months Ended	Jun 30, 2019	Jun 30, 2018	Change
Commercial loans	$654	$584	$70
Nontaxable debt securities	4	12	(8)
Total	$658	$596	$62

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures
(Unaudited; Dollars in thousands, except per share amounts)

	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Tangible Book Value per Share:
Total shareholders' equity, as reported	$484,205	$469,843	$448,184	$427,909	$421,571
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	7,684	7,923	8,162	8,400	8,645
Total tangible shareholders' equity	$412,612	$398,011	$376,113	$355,600	$349,017

Shares outstanding, as reported	17,336	17,305	17,302	17,290	17,278

Book value per share - GAAP	$27.93	$27.15	$25.90	$24.75	$24.40
Tangible book value per share - Non-GAAP	$23.80	$23.00	$21.74	$20.57	$20.20

Tangible Equity to Tangible Assets:
Total tangible shareholders' equity	$412,612	$398,011	$376,113	$355,600	$349,017

Total assets, as reported	$5,189,672	$5,154,729	$5,010,766	$4,770,672	$4,737,242
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	7,684	7,923	8,162	8,400	8,645
Total tangible assets	$5,118,079	$5,082,897	$4,938,695	$4,698,363	$4,664,688

Equity to assets - GAAP	9.33%	9.11%	8.94%	8.97%	8.90%
Tangible equity to tangible assets - Non-GAAP	8.06%	7.83%	7.62%	7.57%	7.48%

	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Jun 30, 2019	Jun 30, 2018
Return on Average Tangible Assets:
Net income, as reported	$17,273	$17,495	$17,036	$17,511	$17,674	$34,768	$33,885

Total average assets, as reported	$5,171,562	$5,096,103	$4,840,158	$4,724,898	$4,628,816	$5,134,041	$4,579,536
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	7,800	8,040	8,278	8,519	8,766	7,919	8,889
Total average tangible assets	$5,099,853	$5,024,154	$4,767,971	$4,652,470	$4,556,141	$5,062,213	$4,506,738

Return on average assets - GAAP	1.34%	1.39%	1.40%	1.47%	1.53%	1.37%	1.49%
Return on average tangible assets - Non-GAAP	1.36%	1.41%	1.42%	1.49%	1.56%	1.39%	1.52%

Return on Average Tangible Equity:
Net income available to common shareholders, as reported	$17,238	$17,461	$17,004	$17,475	$17,636	$34,699	$33,809

Total average equity, as reported	$474,353	$456,241	$432,043	$426,306	$416,433	$465,347	$413,709
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	7,800	8,040	8,278	8,519	8,766	7,919	8,889
Total average tangible equity	$402,644	$384,292	$359,856	$353,878	$343,758	$393,519	$340,911

Return on average equity - GAAP	14.58%	15.52%	15.61%	16.26%	16.99%	15.04%	16.48%
Return on average tangible equity - Non-GAAP	17.17%	18.43%	18.75%	19.59%	20.58%	17.78%	20.00%